Independent Auditors Consent

The Board of Trustees
Oppenheimer Growth Fund:

We consent to the use of or incorporation by reference in
this Registration Statement of Oppenheimer Growth Fund on
Form N-14 of our report dated September 23, 2002 relating
to the financial statements and financial highlights
appearing in the August 31, 2002 Annual Report to the
Shareholders of Oppenheimer Growth Fund.

                              KPMG LLP

                             /s/ KPMG LLP

Denver, Colorado
August 20, 2003